UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2025

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices. Including Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on April 1, 2025 (the “Closing Date”) of the previously announced merger between Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”), and Sandy Spring Bancorp, Inc., a Maryland corporation (“Sandy Spring”), pursuant to the Agreement and Plan of Merger, dated as of October 21, 2024 (the “Merger Agreement”), by and between the Company and Sandy Spring.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Sandy Spring merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Entity”). Immediately following the effective time of the Merger (the “Effective Time”), Sandy Spring’s wholly owned banking subsidiary, Sandy Spring Bank, merged with and into the Company’s wholly owned banking subsidiary, Atlantic Union Bank (the “Bank Merger”), with Atlantic Union Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $1.00 per share, of Sandy Spring (“Sandy Spring Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of restricted Sandy Spring Common Stock (“Sandy Spring Restricted Stock”) and shares of Sandy Spring Common Stock held by the Company or Sandy Spring, was converted into the right to receive 0.900 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, par value $1.33 per share, of the Company (“Company Common Stock”). Each holder of Sandy Spring Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all shares held by such holder) will instead receive cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Sandy Spring Common Stock was treated as follows:

Restricted Stock Units: Each time-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring RSU Award”) that was vested or held by a former service provider or a non-employee director became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration, plus, if applicable, an amount in cash equal to any accrued dividend equivalents with respect thereto. Each other Sandy Spring RSU Award was assumed by the Company and converted into a restricted stock unit award with respect to a number of shares of Company Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring RSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed RSU Award”), rounded down to the nearest whole share. Each Assumed RSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding Sandy Spring RSU Award immediately prior to the Effective Time.

Performance-Based Restricted Stock Units: Each performance-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring PSU Award”) held by a former service provider became fully vested based on target performance and was cancelled and converted automatically into the right to receive the Merger Consideration (or, in the case of each applicable accrued dividend equivalent unit with respect thereto, in an equivalent cash amount to the fair market value of Sandy Spring Common Stock at the Effective Time). Each other Sandy Spring PSU Award was assumed by the Company and converted (based on target performance) into a restricted stock unit award with respect to a number of shares of Company Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring PSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed PSU Award”). In addition, each accrued dividend equivalent unit with respect to a Sandy Spring PSU Award was assumed by the Company and converted into a dividend equivalent unit award that settles (subject to the achievement of the applicable time-based vesting conditions) in a cash amount equal to the fair market value (determined by reference to the closing price of a share of Company Common Stock on the trading day immediately preceding the settlement date) at the time of settlement of the number of shares of Company Common Stock equal to the number of shares of Sandy Spring Common Stock underlying such dividend equivalent unit immediately prior to the Effective Time (based on target performance), multiplied by the Exchange Ratio, rounded down to the nearest whole share. Each Assumed PSU Award (and corresponding dividend equivalent unit award) continues to have, and is subject to, the same terms and conditions as applied to the corresponding Sandy Spring PSU Award and corresponding dividend equivalent unit award (other than performance-based vesting conditions) immediately prior to the Effective Time.

Restricted Stock: Each share of Sandy Spring Restricted Stock became fully vested and was converted automatically into the right to receive the Merger Consideration.

Stock Options: Each stock option to purchase Sandy Spring Common Stock (each a “Sandy Spring Option”) was cancelled and converted automatically into the right to receive a number of shares of Company Common Stock (if any) equal to the Exchange Ratio, multiplied by the number of shares of Sandy Spring Common Stock underlying the Sandy Spring Option, less a number of shares of Sandy Spring Common Stock having a fair market value (determined by reference to the closing price of a share of Sandy Spring Common Stock on the trading day immediately preceding the Closing Date) equal to the aggregate exercise price applicable to such Sandy Spring Option. Each Sandy Spring Option for which the applicable per share exercise price exceeded the closing price of a share of Sandy Spring Common Stock on the Closing Date was cancelled as of the Effective Time for no consideration.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 42 million shares of Company Common Stock. The issuance of shares of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-283382) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on December 17, 2024 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, at the Effective Time, the Company assumed all of Sandy Spring’s obligations as required by (i) that certain Indenture, dated as of November 5, 2019, as supplemented by that certain First Supplemental Indenture, dated as of November 5, 2019 (collectively, the “2019 Indenture”), with respect to Sandy Spring’s $175,000,000 aggregate principal amount of 4.25% fixed-to-floating rate subordinated notes due November 15, 2029 (the “2029 Notes”) and (ii) that certain Indenture, dated as of March 18, 2022, as supplemented by that certain First Supplemental Indenture, dated as of March 18, 2022 (collectively, the “2022 Indenture”), with respect to Sandy Spring’s $200,000,000 aggregate principal amount of 3.875% fixed-to-floating rate subordinated notes due March 30, 2032 (the “2032 Notes”).

The supplemental indentures pursuant to which the Company assumed the 2029 Notes and 2032 Notes, as well as the 2019 Indenture and 2022 Indenture pursuant to which the 2029 Notes and 2032 Notes were issued, respectively, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures and the Indenture to the Commission upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, the size of the board of directors of the Company (the “Board”) as of the Effective Time was increased to consist of a total of 17 directors, including 14 current directors of the Company and three directors of Sandy Spring mutually agreed by the Company and Sandy Spring.

Continued Service of Directors; Election of Directors

The 14 current directors of the Company, each of whom previously served, and continues to serve, as a member of the Board, are as follows: Nancy Howell Agee, John C. Asbury, Patrick E. Corbin, Rilla S. Delorier, Frank Russell Ellett, Paul Engola, Donald R. Kimble, Patrick J. McCann, Michelle A. O’Hara, Linda V. Schreiner, Joel R. Shepherd, Ronald L. Tillett, Keith L. Wampler and F. Blair Wimbush.

The three directors of Sandy Spring mutually agreed by the Company and Sandy Spring, each of whom previously served as a member of the board of directors of Sandy Spring immediately prior to the Merger and was appointed by the Board to fill the vacancies resulting from the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: Daniel J. Schrider, Mona Abutaleb Stephenson and Mark C. Micklem (collectively, the “New Directors”).

Mr. Schrider entered into a consulting agreement (the “Consulting Agreement”) with the Company and became a special advisor to the Company for a two-year period beginning at the Effective Time. During the term of the Consulting Agreement, Mr. Schrider will provide general advisory services to the Company and/or its affiliates as requested by the chief executive officer of the Company. In consideration for performing services and extending his obligation to comply with the restrictive covenants under the Executive Severance Plan to three years, Mr. Schrider will receive a cash payment of $100,000 annually during the term of the Consulting Agreement.

Other than the Merger Agreement and the Consulting Agreement noted above, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Non-employee members of the Board, including the New Directors, will be compensated for such service in accordance with the Company’s non-employee director compensation policies.

Item 7.01. Regulation FD Disclosure.

As a result of the Merger, Sandy Spring no longer exists as a legal entity separate from the Company and therefore no longer fulfills the listing requirements of the Nasdaq Global Select Market (the “Nasdaq”). On March 31, 2025, the Nasdaq was notified that the Merger and the Bank Merger would be effective as of April 1, 2025 and it was requested that the Nasdaq (1) suspend trading of Sandy Spring Common Stock, (2) withdraw Sandy Spring Common Stock from listing on the Nasdaq prior to the open of trading on April 1, 2025, and (3) file with the Commission a notification of delisting of Sandy Spring Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Sandy Spring Common Stock will no longer be listed on the Nasdaq.

In furtherance of the foregoing, the Company, as successor to Sandy Spring, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the deregistration of Sandy Spring Common Stock under Section 12(g) of the Exchange Act and the corresponding immediate suspension of Sandy Spring’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Sandy Spring since it no longer exists as a separate legal entity as a result of the Merger.

Item 8.01. Other Events

On April 1, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Sale Agreement

As previously reported on the Current Reports on Form 8-K filed on October 21, 2024 (the “October 21st Form 8-K”) and October 22, 2024 (the “October 22nd 8-K”), on October 21, 2024, the Company entered into (i) an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative for the underwriters named therein (collectively, the “Underwriters”), Morgan Stanley & Co. LLC, acting in its capacity as the forward purchaser (the “Forward Purchaser”), and Morgan Stanley & Co. LLC, acting in its capacity as the forward seller (the “Forward Seller”), relating to the registered public offering and sale by the Forward Seller of 9,859,155 shares of Company Common Stock, and (ii) a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser relating to 9,859,155 shares of Company Common Stock. Pursuant to the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 1,478,873 shares of Company Common Stock. On October 21, 2024, the Underwriters exercised in full their option to purchase the additional 1,478,873 shares of Company Common Stock pursuant to the Underwriting Agreement and, in connection therewith, the Company entered into an additional forward sale agreement (the “Additional Forward Sale Agreement”) with the Forward Purchaser relating to 1,478,873 shares of Company Common Stock, on terms essentially similar to those contained in the Forward Sale Agreement.

The Company physically settled in full the Forward Sale Agreement and the Additional Forward Sale Agreement on April 1, 2025 by delivering 11,338,028 shares of Company Common Stock to the Forward Purchaser. The Company received net proceeds from such sale of shares of Company Common Stock and full physical settlement of the Forward Sale Agreement and the Additional Forward Sale Agreement, before expenses, of approximately $385.0 million.

The descriptions of the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement set forth above do not purport to be complete and are qualified in their respective entireties by reference to the terms and conditions of the Underwriting Agreement and the Forward Sale Agreement, which are filed as Exhibits 1.1 and 10.2, respectively, to the October 21st Form 8-K, and the Additional Forward Sale Agreement, which is filed as Exhibit 10.1 to the October 22nd Form 8-K, and, in each case, incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 21, 2024, by and between Atlantic Union Bankshares Corporation and Sandy Spring Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 21, 2024)*
10.1	Consulting Agreement, effective as of April 1, 2025, by and between Atlantic Union Bankshares Corporation and Daniel J. Schrider**
99.1	Press Release, dated April 1, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

** Indicates management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Name:	Robert M. Gorman
Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2025